To: STOCKGROUP INFORMATION SYSTEMS INC. (hereafter called the "Company" or "Issuer"), a Colorado company, with an address for notice and delivery at #500 - 750 W. Pender St., Vancouver, British Columbia, V6C 2T7

     The Company is offering, on a private placement basis, units (the "Units"), whereby each Unit consists of one common share (the "Share" or "Shares" or also the "Securities") and one non-transferable share purchase warrant (the "Warrant" or "Warrants" as the context requires) of its own issue, to eligible investors (such an investor who subscribes to this issue by this document is hereafter called the "Subscriber") at a price of $0.20 US per Unit. Each Warrant will entitle the holder thereof to acquire one Share of the Company at a purchase price of $0.25 US per Share for a period of twelve (12) months from the date of issue. The Company offers, and the Subscriber accepts, the Units on the terms and conditions hereafter set forth.

     With each Unit subscribed, the Subscriber shall receive one Share and shall also receive a Warrant having the following characteristics:

(a) each Warrant permits the purchase of another Share at a price of $0.25 US until March 25, 2003;
(b) the Warrants shall be altered for each alteration of capital of the Company, or its successor, as to number and price in accordance with industry practice; and
(c) the Warrants are non-transferable and the Warrant and any resultant shares are subject to such restrictions as law requires.

     Based upon the hereafter terms, conditions, representations, warranties, and covenants given by each party to the other, the Subscriber hereto hereby irrevocably subscribes for and agrees to purchase ____________ Units of the Company for an aggregate consideration of $___________ US (the "Subscription Price"). The Company, upon acceptance by the board of all or part of this subscription, agrees to issue the accepted number of Securities, fully paid and non-assessable, as consideration for the Subscriber's subscription, and to refund any excess subscription monies of the Subscription Price of any non-accepted portion.

     If the Subscriber is not a US accredited investor or is not a non-US sophisticated investor, purchasing an exempt investment under the laws of his jurisdiction, then the Subscriber warrants and acknowledges that the Subscriber is purchasing the Securities on a private basis and the Subscriber represents that the Subscriber has a relationship with the Company and is not a member of the public by virtue of being one or more of the following, a friend, relative, or business associate of ________________________________________________(one of
either a director, officer, or promoter of the issuer) or the Subscriber, at the time of the Subscriber's investment herein, is a director ( ), officer ( ), or employee ( ) of the Company or a subsidiary [please check the appropriate category].

The Subscriber, if the Subscriber does not have the forgoing relationship with the Company, warrants that the Subscriber is an eligible or exempt investor under the Subscriber's domicile laws by virtue of the subscriber's wealth and/or subscribing for a value in Securities constituting an exempt investment under the laws of the Subscriber's domicile, and/or is subscribing pursuant to a qualifying offering memorandum and the terms thereof, and/or is otherwise an eligible investor under the laws of the Subscriber's domicile by virtue of his wealth, income, and investment knowledge and capacity and/or the Subscriber's domicile has no restrictions on its citizen's right to invest. If this paragraph applies to the Subscriber and the Subscriber is not a US citizen and therefor has not answered the accredited investor disclosure below for US subscribers, then the Subscriber advises the Company that he is exempt by one or more of the following (check appropriate category):

 ( ) the Subscriber's domicile laws do not restrict citizen's investment;

     ( ) the Subscriber is subscribing for an amount which constitutes an exempt purchase amount in the Subscriber's jurisdiction (the minimum amount of which is $97,000 - Section 74(2)(4) of the Securities Act (British Columbia)); --

     ( ) the Subscriber is exempt from registration in his jurisdiction due to his wealth (the minimum amount of which is $ __________________);

     ( ) the Subscriber is exempt due to a further exemption which is described as:

               Section 128(a) of the Securities Rules (British Columbia) ;

               Section 128(b) of the Securities Rules (British Columbia) ; or

               Section 128(c) of the Securities Rules (British Columbia).

The Subscriber understands and acknowledges that the Company is a reporting and publicly trading company listed on the NASD Over-the-Counter Bulletin Board and the Subscriber acknowledges that no party independent of the Company has made or will make any opinion or representations on the merits or risks of an investment in Securities. The Subscriber acknowledges hereby being advised and is encouraged to seek independent investment advice.

The Subscriber warrants that the Subscriber has truthfully and fully disclosed the Subscriber's information in this subscription and has read and concurs in all the statements of this subscription, upon which the Company relies (to its possible damage if the Subscriber declares falsely), has disclosed the Subscriber's proper jurisdiction and has declared whether the Subscriber is or is not, directly or indirectly, a US subject and has considered carefully and answered truthfully (and has sought appropriate counsel and advice) as to the exemptions which apply to the Company and of the economic reasonableness of an investment by the Subscriber in the Company in the circumstances of the Subscriber.

           UNITED STATES INVESTOR DECLARATION - FOR US INVESTORS ONLY

     The Subscriber warrants and certifies that if the Subscriber is a US citizen (or otherwise subject to US jurisdiction) that the Subscriber has so declared such herein and the Subscriber is an "Accredited Investor" as that term is defined in Regulation D promulgated under the relevant Securities Act (the "Act") of the United States, by virtue of the Subscriber's qualification under one or more of the following categories [please check the appropriate space or spaces]:

     ______ The Subscriber is a natural person whose individual net worth, or joint net worth with that person's spouse exceeds $1,000,000, not including the Subscriber's principal residence.

     ______ The Subscriber is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

     ______ The Subscriber is a corporation, organization described in section 501(c)(3) of the United States Internal Revenue Code, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000.

     ______ The Subscriber is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person.

     ______ The Subscriber is a director or executive officer of the Corporation.

     ______ The Subscriber is a private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940.

     ______ The Subscriber is a bank as defined in section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; an insurance company as defined in section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

     ______ The Subscriber is an entity in which all of the equity owners are accredited investors under one or more of the categories set forth above.

            NON-US INVESTOR DECLARATION AND REGULATION S APPLICATION

If The Subscriber has not completed the forgoing section for US investors, the Subscriber warrants that such means without equivocation that the Subscriber is not a US investor, directly or indirectly, and the Subscriber is not subscribing as an agent or nominee or trustee or in any other capacity, partly or wholly or directly or indirectly, for a US person subject to US law.

     The Subscriber represents and warrants that the Subscriber was not specifically formed to acquire any of the Securities subscribed for in this Agreement in violation of the provisions of Regulation S or Rule 144.

     As the Company is or may be or may develop to become a US company or a company whose securities are subject to US law, the Subscriber hereby agrees, represents and warrants to the Company as follows:

     (i) Subscriber (i) is not a U.S. Person (as defined in Rule 902 of Regulation S ("Regulation S") under the United States Securities Act of 1933 (the "1933 Act")), which definition includes, but is not limited to, any natural person resident in the United States, any corporation or partnership incorporated or organized under the laws of the United States, or any estate or trust of which any executor, administrator or trustee is a U.S. Person); (ii) is not purchasing any of the Securities for the account or benefit of any U.S. Person or for offering, resale or delivery for the account or benefit of any U.S. Person or for the account of any person in any jurisdiction other than the jurisdiction set out in the name and address of Subscriber below; and (iii) was not offered any Securities in the United States and was outside the United States at the time of execution and delivery of this Subscription Agreement.

     (ii) Subscriber acknowledges that the Securities have not been registered under the 1933 Act and the Company has agreed to register the securities purchased under this offering with the Securities and Exchange Commission by filing a registration statement under the 1933 Act within 60 days of the closing of this offering. The Subscriber agrees to resell the Securities only in accordance with the provisions of Regulation S and any other applicable securities laws, pursuant to a registration under the 1933 Act, or pursuant to an available exemption from such registration, and that hedging transactions involving the Securities may not be conducted unless in compliance with the 1933 Act. The Subscriber understands that any certificate representing the Securities will bear a legend setting forth the foregoing restrictions. The Subscriber understands that the Securities are restricted securities within the meaning of Rule 144 promulgated under the 1933 Act; that the exemption from registration under Rule 144 will not be available in any event for at least one year from the date of purchase and payment of the Securities by the Subscriber, and other terms and conditions of Rule 144 are complied with; and that any sale of the Securities may be made by the Investor only in limited amounts in accordance with such terms and conditions. In addition, any Subscriber who is a British Columbia resident will be subject to British Columbia resale restrictions which will be set out in the legend stamped on the certificate representing the Securities.

     (iii) No U.S. Person, either directly or indirectly, has any beneficial interest in any of the Securities acquired by Subscriber hereunder, nor does Subscriber have any agreement or understanding (written or oral) with any U.S. Person respecting:

          (a) the transfer or any assignment of any rights or interest in any of the Securities;

          (b) the division of profits, losses, fees, commissions or any financial stake in connection with this subscription; or

          (c)  the voting of the Securities.

     (iv) the Subscriber understands that each person exercising any Warrant comprising a part of the Securities will be required to give to the Company at the time of exercise written certification that such person is not a U.S. person and that the Warrant is not being exercised on behalf of a U.S. person.

           RESTRICTED SECURITIES AND DISPOSITION UNDER RULE 144/REG. S
                        (This applies to all Subscribers)

     Whether the Subscriber has purchased subject to Rule 144 or Reg. S, if the Company is or becomes subject to US law, the Subscriber represents and warrants that the Subscriber understands that:

          (a) neither the sale of the Securities which the Subscriber is acquiring nor the Securities themselves has been registered under the Act or any state securities laws, and the Securities must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available; and

          (b) the share certificate representing the Securities will be stamped with the following legends (or substantially equivalent language) restricting transfer:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE LAWS OF ANY STATE AND HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION PERTAINING TO SUCH SECURITIES AND PURSUANT TO A REPRESENTATION BY THE SECURITY HOLDER NAMED HEREON THAT SAID SECURITIES HAVE BEEN ACQUIRED FOR PURPOSES OF INVESTMENT AND NOT FOR PURPOSES OF DISTRIBUTION. THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION, OR THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION. FURTHERMORE, NO OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS TO TAKE PLACE WITHOUT THE PRIOR WRITTEN APPROVAL OF COUNSEL TO THE ISSUER BEING AFFIXED TO THIS CERTIFICATE. THE STOCK TRANSFER AGENT HAS BEEN ORDERED TO EFFECTUATE TRANSFERS OF THIS CERTIFICATE ONLY IN ACCORDANCE WITH THE ABOVE INSTRUCTIONS."

     "Unless permitted under securities legislation in British Columbia, the holder of the securities shall not trade the securities before the earlier of (i) the date that is 12 months and a day after the date the issuer first became a reporting issuer in any of Alberta, British Columbia, Manitoba, Nova Scotia, Ontario, Quebec and Saskatchewan, if the issuer is a SEDAR filer; and (ii) the date that is 12 months and a day after the later of (A) the distribution date, and (B) the date the issuer became a reporting issuer in the local jurisdiction of the purchaser of the securities that are the subject of the trade."

     The Subscriber represents and warrants that the Subscriber understands that the Securities are restricted securities within the meaning of Rule 144/Reg. S promulgated under the Act; that the exemption from registration under Rule 144/Reg. S will not be available in any event for at least one year from the date of purchase and payment of the Securities by the Subscriber, and other terms and conditions of Rule 144/Reg. S are complied with; and that any sale of the Securities may be made by the Subscriber only in limited amounts in accordance with such terms and conditions.

     Without in any way limiting the representations set forth above, the Subscriber further agrees that the Subscriber shall in no event make any disposition of all or any portion of the Securities which the Subscriber is acquiring unless and until:

          (a) there is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with said Registration Statement; or

          (b) (i) the Subscriber shall have notified the Corporation of the proposed disposition and shall have furnished the Corporation with a detailed statement of the circumstances surrounding the proposed disposition, (ii) the Subscriber shall have furnished the Corporation with an opinion of the Subscriber's own counsel to the effect that such disposition will not require registration of such Securities under the Act or any other applicable securities legislation, and (iii) such opinion of the Subscriber's counsel shall have been concurred in by counsel for the Corporation and the Corporation shall have advised the Subscriber of such concurrence.

                             METHOD OF SUBSCRIPTION

A subscription shall be made by delivering to the Company or its agent a signed and fully completed copy of this subscription agreement and the Subscription Price made to the order of the Company.

The Company shall return to the Subscriber the Subscription Price, or such amount as has not been accepted, as to such part of the subscription which the Company has not accepted.

INVESTMENT SUBSCRIPTION TERMS, CORPORATE DISCLOSURE AND GENERAL INVESTOR ACKNOWLEDGMENTS AND WARRANTIES

1. Description of the Securities. The Securities are a part of the common shares of the Company. The Company's authorized capital consists of 75,000,000 common shares without par value, of which 10,108,058 shares were issued and outstanding as of December 20, 2001, and 5,000,000 preferred shares without par value, of which no shares were issued and outstanding as of December 20, 2001. Copies of the constating documents of the Company describing the common securities and the rights of holders and other corporate materials of the Company are available upon request.

2. Use of Funds of the Securities. The Subscriber acknowledges that the funds to be raised from the Securities are to be employed for the business of the Company in accordance with management's discretion as to the best use of the same for the Company's business plans. The Company reserves the right at any time to alter its business plans in accordance with management's appreciation of the market for the goods and services of the Company.

3. Securities Issued at Different Prices and Characteristics. The Subscriber acknowledges that the Company will issue its securities at different prices which may occur sequentially, from time-to-time, or at the same time. The Company will also issue offerings which have warrants, or other benefits, attached and some offerings which do not. Not all subscribers will receive common shares, or other share classes, of the Company at the same price and such may be issued at vastly different prices to that of the Subscriber. For example, the Company has or will issue Securities frequently referred to as `founders shares', in a number of possibly several millions and at nominal price, or it may issue securities at nominal prices for developmental assets (which cannot be valued and so may be assigned a nominal value on the Company's books), or other circumstances considered advisable by the board of directors. Such issuance at different prices are made by the board in its judgement as to typical structuring for a company such as the Company, to incentivise, reward, and to provide a measure of developmental control to the founders, to acquire assets or services which the board considers necessary or advisable for the Company's development and success, and other such considerations in the board's judgement. The Subscriber acknowledges these matters, understands that the Subscriber's investment is not necessarily the most advantageous investment in the Company, and authorizes the Board now and hereafter to use its judgement to make such issuances whether such issuances are at a lesser, equal or greater price than the Subscriber and whether such is prior to, concurrent with, or subsequent to the Subscriber's investment. The Subscriber acknowledges that the Subscriber has had disclosed to the Subscriber that the Company has issued securities at different prices and with different characteristics, the Subscriber has had the opportunity for full disclosure and questions in respect thereto, and the Subscriber accepts without equivocation the securities structure and pricing of the Company by subscription hereto.

4.   Subscriber's Acknowledgments. The Subscriber agrees and acknowledges that:

     (a) Withdrawal or Revocation. This Subscription Agreement is given for valuable consideration and shall not be withdrawn or revoked by the Subscriber once tendered to the Solicitors with the Subscription Price;

     (b) Agreement to be Bound. The Subscriber hereby specifically agrees to be bound by the terms of this Subscription Agreement as to all particulars hereof and hereby reaffirms the acknowledgments, representations, and powers set forth in this Subscription Agreement;

     (c) Reliance on Subscriber's Representations. The Subscriber understands that the Company will rely on the acknowledgments, representations, and covenants of the Subscriber herein in determining whether a sale of the Securities to the Subscriber is in compliance with applicable securities laws. The Subscriber warrants that all acknowledgments, representations and covenants are true and accurate;

     (d) Waiver of Preemptive Rights. The Subscriber hereby grants, conveys, and vests the President of the Company as the Subscriber's power of attorney solely for the purpose of waiving any prior or preemptive rights which the Subscriber may have to further issues of equity by the Company.

5. Subscriber's Representations, Warranties, and Understandings. The Subscriber represents and warrants to the Company and states that:

     (a) Principal. The Subscriber is purchasing the Securities as principal for his own account and not for the benefit of any other person except as otherwise stated herein, and not with a view to the resale or distribution of all or any of the Securities;

     (b) Decision to Purchase. The decision of the Subscriber to enter into this agreement and to purchase Securities pursuant hereto has been based only on the representations of this agreement and any collateral business plan or offering memorandum provided herewith or based upon the Subscriber's relationship with the foregoing stated person of the Company. It is not made on other information relating to the Company and not upon any oral representation as to fact or otherwise made by or on behalf of the Company or any other person. The Subscriber agrees that the Company assumes no responsibility or liability of any nature whatsoever for the accuracy, adequacy or completeness of any business plan information, which has been created based upon the Company's management experience. In particular, and without limiting the generality of the foregoing, the decision to subscribe for Securities has not been influenced by:

          (i) Newspaper, magazine or other media articles or reports related to the Company or its business; or

          (ii) Promotional literature or other materials used by the Company for sales or marketing purposes; or

         (iii) Any representations, oral or otherwise, that the Securities will be repurchased or have any guaranteed future realizable value, or that there is any certainty as to the success of the Company or liquidity or value of the Securities.

     (c) Economic Risk. The Subscriber has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of his investment in the Securities, or has sought and received independent professional advice, and the Subscriber is able to bear the economic risk of a total loss of the Subscriber's investment in the Securities;

     (d) Speculative Investment. The Subscriber understands that an investment in the Securities is a speculative investment and that there is no guarantee of success of Management's plans. Management's plans are an effort to apply present knowledge and experience to project a future course of action which is hoped will result in financial success employing the Company's assets and with the present level of management's skills and of those whom the Company will need to attract (which cannot be assured). Additionally, all plans are capable of being frustrated by new or unrecognized or unappreciated present or future circumstances which can typically not be accurately, or at all, predicted.

     (e) Status. If the Subscriber has stated that he is not a U.S. person, as defined under the United States Securities Act of 1933, as amended (the "U.S. Act"), then he declares unequivocally that he is not a US person and was not offered the Securities in the United States (as that term is defined in the U.S. Act), and did not execute or deliver this Agreement in the United States. If the Subscriber is a US person then such has been declared in this document by noting the Subscriber as having a US address below, completing the declarations at the commencement of this document (all of which are truly stated), and the Subscriber qualifies as an eligible investor (by virtue of having the requisite personal wealth and income and/or qualifying under other appropriate exemption) under the relevant securities laws;

     (f) Address. The Subscriber is resident as set out on the last page of this Agreement as the "Subscriber's Address" and the address set forth on the last page of this Agreement is the true and correct address of the Subscriber;

     (g) Risk and Resale Restriction. The Subscriber is aware of the risks and other characteristics of the Securities and of the fact that the Subscriber will not be able to resell the Securities except in accordance with the applicable securities legislation and regulatory policy;

     (h) Receipt of Information. The Subscriber acknowledges that, to his satisfaction:

          (i) He has either had access to or has been furnished with sufficient information regarding the Company and the terms of this investment transaction to his satisfaction;

          (ii) He has been provided the opportunity to ask questions concerning this investment transaction and the terms and conditions thereof and all such questions have been answered to his satisfaction; and

         (iii) He has been given ready access to and an opportunity to review any information, oral or written, that he has requested, in particular to any offering memorandum or business plan of the Company, if available concurrent with or as a part of this subscription;

     (i) No Prospectus filing. The Subscriber acknowledges that this is an offering made on a private basis without a prospectus and that no federal, state, provincial or other agency has made any finding or determination as to the merits of the investment nor made any recommendation or endorsement of the Securities, and that:

          (i) The Subscriber may be or is restricted from using most of the civil remedies available under the applicable securities act; and

          (ii) The Company is relieved from certain obligations that would otherwise apply under the applicable securities act;

     (j) Confidentiality. The Subscriber understands that the Company's business plan and this Agreement are confidential. The Subscriber will not and has not distributed such, or divulged the contents thereof, to anyone other than such legal or financial advisors as the Subscriber has deemed desirable for purposes of evaluating an investment in the Securities and the Subscriber has not made any copies thereof except for his own records;

     (k) Age of Majority. The Subscriber, if an individual, has attained the age of majority and is legally competent to execute this Agreement and to take all actions required pursuant hereto;

     (l) Authorization and Formation of Subscriber. The Subscriber, if a corporation, partnership, trust or other form of business entity, is authorized and otherwise duly qualified to purchase and hold the Securities and such entity has not been formed for the specific purpose of acquiring Securities in the Offering. If the Subscriber is one of the aforementioned entities, it hereby agrees that upon request of the Company it will supply the Company with any additional written information that may be requested by the Company;

     (m) Legal Obligation. This Agreement has been duly and validly authorized, executed and delivered by and constitutes a legal, valid, binding and enforceable obligation of the Subscriber;

     (n) Compliance With Applicable Laws. The Subscriber knows of no reason (and is sufficiently knowledgeable to determine the same or has sought legal advice) why the delivery of this Agreement, the acceptance of it by the Company and the issuance of the Securities to the Subscriber will not comply with all applicable laws of the Subscriber's jurisdiction of residence or domicile, and all other laws applicable to the Subscriber, and the Subscriber has no reason to believe that the Subscriber's subscription hereby will cause the Company to become subject to or required to comply with any disclosure, prospectus or reporting requirements or to be subject to any civil or regulatory review or proceeding. The Subscriber will comply with all applicable securities laws and will assist the Company in all reasonable manner to comply with all applicable securities laws; and

     (o) Encumbrance or Transfer of Securities. The Subscriber will not sell, assign, gift, pledge or encumber in any manner whatsoever the Securities herein subscribed without the prior written consent of the Company and in accordance with applicable securities laws.

     The Subscriber agrees that the above representations and warranties of the Subscriber will be true and correct as of the execution of and acceptance of this Agreement and will survive the completion of the issuance of the Securities. The Subscriber understands that the Company will rely on the representations and warranties of the Subscriber herein in determining whether a sale of the Securities to the Subscriber is in compliance with law and the Subscriber warrants to indemnify and hold harmless the Company from all damages or claims resulting from any misrepresentation by the Subscriber.

6. Material Changes. The Subscriber undertakes to notify the Company immediately should there be any material change in the foregoing warranties and representations and provide the Company with the revised or corrected information. The Subscriber hereby agrees to indemnify and hold the Company and its affiliates harmless from and against any and all matters incurred on account of or arising out of:

     (a) Any inaccuracy in the Subscriber's acknowledgments, representations or warranties set forth in this Agreement;

     (b) The Subscriber's disposition of any of the Securities contrary to the Subscriber's acknowledgments, representations or warranties in this Agreement;

     (c) Any suit or proceeding based upon a claim that said acknowledgments, representations or warranties were inaccurate or misleading or otherwise cause for obtaining damages or redress from the Company or its affiliates or the disposition of all or any part of the Subscriber's Securities; and

     (d) The Subscriber's failure to fulfill any or all of the Subscriber's obligations herein.

7. Address for Delivery. Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be sent by delivery (electronic or otherwise) or prepaid registered mail deposited in a post office in Canada addressed to the Subscriber or the Company at the address specified in this Agreement. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered, or, if given by registered mail as aforesaid, shall be deemed conclusively to be the fifth day after the same shall have been so mailed, except in the case of interruption of postal services for any reason whatsoever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee.

8. Change of Address. Either party may at any time and from time to time notify the other party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

9. Severability and Construction. Each Section, sub-section, paragraph, sub-paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the parties and continue to be given full force and agreement as of the date upon which the ruling becomes final). The word "he" in this Agreement shall also mean she or it relative to the identity of the Subscriber.

10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the province of British Columbia and the laws of Canada applicable therein. Any dispute regarding matters as between the Subscriber and the Company, whether as a subscriber or shareholder and whether arising under this Agreement or pursuant to shareholder rights pursuant to the constating documents of the Company or applicable law, shall be adjudicated in British Columbia unless the Company shall permit otherwise.

11. Survival of Representations and Warranties. The covenants, representations and warranties contained herein shall survive the closing of the transactions contemplated hereby.

12. Counterparts. This Agreement may be signed by the parties hereto in as many counterparts as may be necessary, each of which so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the execution date as set forth in this Agreement. This Agreement may be executed and exchanged by facsimile and such facsimile copies shall be valid and enforceable agreements.

13. Entire Agreement. This Agreement constitutes the only agreement between the parties with respect to the subject matter hereof and shall supersede any and all prior negotiations and understandings. There are no collateral agreements or understandings hereto and this Agreement, and the documents contemplated herein, constitutes the totality of the parties' agreement. This Agreement may be amended or modified in any respect by written instrument only.

14. Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and enure to the benefit of the Subscriber, the Company and their respective successors and lawfully permitted assigns; provided that, except as herein provided, this Agreement shall not be assignable by any party without the written consent of the other. The benefit and obligations of this Agreement, insofar as they extend to or affect the Subscriber, shall pass with any assignment or transfer of the Securities in accordance with the terms of this Agreement.

15. Effective Date. This Agreement shall take effect upon the date of acceptance by the Company.

DATED this ________________ day of _________, 2002.


_____________________________________
(Name of Subscriber - please print)            _________________________________

By:____________________________________________
                                                  ______________________________

(Official Capacity or Title if a company)      _________________________________
                                                     (Subscriber's Address)


________________________________________       _________________________________
Signature of Subscriber or Official                  (Telephone Number)


_____________________________________________  _________________________________
(Please print name of individual whose               (Facsimile Number)
signature appears above if different than the
name of the Subscriber printed above).         _________________________________
                                                      (e-mail address)

ACCEPTANCE

Stockgroup Information Systems Inc. hereby accepts the above subscription as of this ____ day of ___________, 2002.


Executed by                                      )
Stockgroup Information Systems Inc.              )
by its authorized signatory:                     )
                                                 )
_______________________________________________  )
Authorized Signatory                             )

SCHEDULE "B"


                                  Form 45-903F1

This is the form required under section 135 of the Rules and, if applicable, by an order issued under section 76 of the Securities Act.

BC FORM 45-903F1 (Previously Form 20A(IP))

Securities Act

Acknowledgment of Individual Purchaser

1. I have agreed to purchase from Stockgroup Information Systems Inc. (the "Issuer")

______________________________________ (the "Securities") of the Issuer.
[number and description of securities].

2. I am purchasing the Securities as principal and, on closing of the agreement of purchase and sale, I will be the beneficial owner of the Securities.

3. I [circle one] have/have not received an offering memorandum describing the Issuer and the Securities.

4. I acknowledge that:

(a) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities, AND

(b) there is no government or other insurance covering the Securities, AND

(c) I may lose all of my investment, AND

(d) there are restrictions on my ability to resell the Securities and it is my responsibility to find out what those restrictions are and to comply with them before selling the Securities, AND

(e) I will not receive a prospectus that the British Columbia Securities Act (the "Act") would otherwise require be given to me because the Issuer has advised me that it is relying on a prospectus exemption, AND

(f) because I am not purchasing the Securities under a prospectus, I will not have the civil remedies that would otherwise be available to me, AND

(g) the Issuer has advised me that it is using an exemption from the requirement to sell through a dealer registered under the Act, except purchases referred to in paragraph 5 (g), and as a result I do not have the benefit of any protection that might have been available to me by having a dealer act on my behalf.

5. I also acknowledge that: [circle one]

(a) I am purchasing Securities that have an aggregate acquisition cost of $97,000 or more, OR

(b) my net worth, or my net worth jointly with my spouse at the date of the agreement of purchase and sale of the security, is not less than $400,000, OR

(c) my annual net income before tax is not less than $75,000, or my annual net income before tax jointly with my spouse is not less than $125,000, in each of the two most recent calendar years, and I reasonably expect to have annual net income before tax of not less than $75,000 or annual net income before tax jointly with my spouse of not less than $125,000 in the current calendar year, OR

(d) I am registered under the Act, OR

(e) I am a spouse, parent, brother, sister or child of a senior officer or director of the Issuer, or of an affiliate of the Issuer, OR

(f) I am a close personal friend of a senior officer or director of the Issuer, or of an affiliate of the Issuer, OR

(g) I am purchasing securities under section 128 (c) ($25,000 - registrant required) of the Rules, and I have spoken to

_______________________________          of ____________________________________
(Name of Registered Individual)            (Name of Registered Individual's
                                            Registered Dealer)

who advised me that they are registered to trade or advise in the Securities and that the purchase of the Securities is a suitable investment for me.

6. If I am an individual referred to in paragraph 5 (b), 5 (c), or 5 (d), I acknowledge that, on the basis of information about the Securities furnished by the Issuer, I am able to evaluate the risks and merits of the Securities because: [circle one]

(a) of my financial, business or investment experience, OR

(b) I received advice from

_______________________________          of ____________________________________
(Name of Registered Individual)             (Name of Registered Individual's
                                             Registered Adviser/Dealer)

who advised me that they are:

i) registered to advise, or exempted from the requirement to be registered to advise, in respect of the Securities, and

ii) not an insider of, or in a special relationship with, the Issuer.

The statements made in this report are true.

DATED __________ __, 2002.

______________________________________
Signature of Purchaser

______________________________________
Name of Purchaser

______________________________________
Address of Purchaser

SCHEDULE "C"


                                  Form 45-902F2

This is the form required under section 135 of the Rules and, if applicable, by an order issued under section 76 of the Securities Act.

BC FORM 45-903F2 (Previously Form 20A(NIP))

Securities Act

Acknowledgment of Purchaser that is not an Individual

1. _____________________ (the "Purchaser") has agreed to purchase from

Stockgroup Information Systems Inc. (the "Issuer")

______________________________________ (the "Securities") of the Issuer.
[number and description of securities]

2. The Purchaser is purchasing the Securities as principal, or is a trust company, insurer or portfolio manager acting on behalf of fully managed accounts and is deemed to be purchasing as principal under section 74 (1) of the British Columbia Securities Act (the "Act").

3. On closing of the agreement of purchase and sale, the Purchaser will be the beneficial owner of the Securities, except where the Purchaser is a trust company, insurer or portfolio manager acting on behalf of fully managed accounts under section 74 (1) of the Act.

4. The Purchaser [circle one] has/has not received an offering memorandum describing the Issuer and the Securities.

5. The Purchaser acknowledges that:

(a) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities, AND

(b) there is no government or other insurance covering the Securities, AND

(c) the Purchaser may lose all of its investment, AND

(d) there are restrictions on the Purchaser's ability to resell the Securities and it is the responsibility of the Purchaser to find out what those restrictions are and to comply with them before selling the Securities, AND

(e) the Purchaser will not receive a prospectus that the Act would otherwise require be given to the Purchaser because the Issuer has advised the Purchaser that the Issuer is relying on a prospectus exemption, AND

(f) because the Purchaser is not purchasing the Securities under a prospectus, the Purchaser will not have the civil remedies that would otherwise be available to the Purchaser, AND

(g) the Issuer has advised the Purchaser that the Issuer is using an exemption from the requirement to sell through a dealer registered under the Act, except purchases referred to in paragraph 6 (b), and as a result the Purchaser does not have the benefit of any protection that might have been available to the Purchaser by having a dealer act on the Purchaser's behalf.

6. The Purchaser acknowledges that:

(a) it is a "sophisticated purchaser" as described in paragraph 2 in the attached Appendix A [circle the applicable subparagraph in paragraph 2 in Appendix A]; OR

(b) the Securities were purchased under section 128 (c) ($25,000 - registrant required) of the Rules and an authorized signatory of the Purchaser has spoken to

_______________________________           of ___________________________________
(Name of Registered Individual)              (Name of Registered Individual's
                                              Registered Dealer)

(the "Registered Person") who advised the authorized signatory that the Registered Person is registered to trade or advise in the

Securities and that the purchase of the Securities is a suitable investment for the Purchaser; OR

(c) the Purchaser is a corporation, all the voting securities of which are beneficially owned by one or more of:

(i) a close personal friend of a senior officer or director of the Issuer, or of an affiliate of the Issuer, OR

(ii) a senior officer or director of the Issuer, or of an affiliate of the Issuer, OR

(iii) a spouse, parent, brother, sister, or child of a senior officer or director of the Issuer, or of an affiliate of the Issuer.

7. If the Purchaser is referred to in paragraph 6 (a), the Purchaser acknowledges that, on the basis of information about the Securities furnished by the Issuer, the Purchaser is able to evaluate the risks and merits of the Securities because: [circle one]

(a) of the financial, business or investment experience of the Purchaser, OR

(b) the Purchaser received advice from

_______________________________           of ___________________________________
(Name of Registered Individual)              (Name of Registered Individual's
                                              Registered Adviser/Dealer)

(the "Adviser") who advised the Purchaser that the Adviser is: :

(i) registered to advise, or exempted from the requirement to be registered to advise, in respect of the Securities, AND

(ii) not an insider of, or in a special relationship with, the Issuer.

The statements made in this report are true.

DATED  ________________, 2002.

_________________________________________________
Signature of Authorized Signatory of Purchaser

_________________________________________________
Name and Office of Authorized Signatory of Purchaser

_________________________________________________
Name of Purchaser

_________________________________________________
Address of Purchaser

Appendix A To BC Form 45-903F2 (Previously Form 20A(NIP))

[Circle the applicable subparagraph in paragraph 2.]

"Sophisticated purchaser" means a purchaser that, in connection with a distribution, gives an acknowledgment under section 135 of the Rules to the Issuer, where the Issuer does not believe, and has no reasonable grounds to believe, that the acknowledgment is false, acknowledging both that:

1. the purchaser is able, on the basis of information about the investment furnished by the Issuer, to evaluate the risks and merits of the prospective investment because of:

(a) the purchaser's financial, business or investment experience, OR


(b) advice the purchaser receives from a person who is registered to advise, or is exempted from the requirement to be registered to advise, in respect of the security that is the subject of the trade (the "Security") and who is not an insider of, or in a special relationship with, the Issuer of the Security; AND

2. the purchaser is one of the following [circle one]:

(a) a person registered under the Securities Act, OR

(b) an individual who:

(i) has a net worth, or net worth jointly with the individual's spouse, at the date of the agreement of purchase and sale of the Security, of not less than $400,000, OR

(ii) has had in each of the 2 most recent calendar years, and reasonably expects to have in the current calendar year:

A. annual net income before tax of not less than $75,000, OR

B. annual net income before tax, jointly with the individual's spouse, of not less than $125,000; OR

(c) a corporation, partnership or trust that:

(i) has net assets of not less than $400,000, OR

(ii) has had in each of the 2 most recent calendar years, and reasonably expects to have in the current calendar year, net income before tax of not less than $125,000, OR

(d) a corporation in which all of the voting shares are beneficially owned by sophisticated purchasers or of which the majority of the directors are sophisticated purchasers, OR

(e) a general partnership in which all of the partners are sophisticated purchasers, OR

(f) a limited partnership in which a majority of the general partners are sophisticated purchasers, OR

(g) a trust in which all of the beneficiaries are sophisticated purchasers or the majority of the trustees are sophisticated purchasers.